UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIGCOMMERCE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

11305 Four Points Drive, Building II, Suite 100

Austin, Texas 78726

LETTER TO STOCKHOLDERS

April 3, 2023

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of BigCommerce Holdings, Inc. on May 18, 2023, at 8:00 a.m. Central Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/BIGC2023 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

BRENT BELLM

CHAIRMAN, CHIEF EXECUTIVE OFFICER

AND PRESIDENT

BIGCOMMERCE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2023

When	Thursday, May 18, 2023 at 8:00 a.m. CDT		How to Vote in Advance

Where	Virtually at www.virtualshareholdermeeting.com/BIGC2023	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

Proposal 1	Election of two nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxyvote.com

Proposal 2

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2023. The Board of Directors recommends a vote “FOR”.

		By Phone	You can vote your shares by calling 1-800-690-6903

Proposal 3	Advisory vote on the approval of the compensation of our named executive officers (say-on-pay vote). The Board of Directors recommends a vote “FOR”.

Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.

Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding Series 1 common stock as of the close of business on March 23, 2023. Each share of Series 1 common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2023
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about April 3, 2023.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/BIGC2023 during the annual meeting.

BIGCOMMERCE HOLDINGS, INC.

BY ORDER OF THE BOARD OF DIRECTORS

BRENT BELLM

CHAIRMAN, CHIEF EXECUTIVE OFFICER AND

PRESIDENT

Austin, Texas

Dated: April 3, 2023

BIGCOMMERCE HOLDINGS, INC.

11305 Four Points Drive, Building II, Suite 100

Austin, Texas 78726

PROXY STATEMENT SUMMARY

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of BigCommerce Holdings, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 3, 2023. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to BigCommerce Holdings, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2023 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2022. This Proxy Statement covers our 2022 fiscal year, which was from January 1, 2022 through December 31, 2022, or fiscal 2022. Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed by the Company with the U.S. Securities and Exchange Commission, or SEC, on March 1, 2023.

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Our Annual Meeting

Date and Time	May 18, 2023 at 8:00 a.m. CDT	Place	Virtually at www.virtualshareholdermeeting.com/BIGC2023

Record Date	March 23, 2023	Who Can Vote	Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on March 23, 2023. Each share of Common Stock is entitled to one vote.

Number of Shares Outstanding as of Record Date	74,544,904 shares of the Company’s Series 1 common stock, par value $0.0001 per share (the “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the three proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposals	Board Vote Recommendations		Page #
1	Election of two directors.	✔	FOR each director nominee	4

2	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2023.	✔	FOR	12

3	Advisory vote to approve the compensation of our named executive officers (say-on-pay vote)	✔	FOR	15

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

Election of Two Directors	✔	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

				Committee Membership
Name	Age	Director Since	Primary Occupation	Board of Directors	Audit Committee	Nominating and Corporate Governance	Compensation
Donald E. Clarke	63	2016	Director	✔	Chair
Ellen F. Siminoff	55	2020	Director	✔		Chair	✔

Ratification of Appointment of Independent Registered Public Accounting Firm	✔	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay Vote)	✔	OUR BOARD RECOMMENDS YOU VOTE “FOR”

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For All,” “Withhold All,” or “For All Except,” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposals 2 and 3, approval of each proposal requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of Proposals 2 and 3.

For Proposal 3, the advisory vote to approve the compensation of our named executive officers (say-on-pay vote), because your vote is advisory, it will not be binding on the Company, our Board or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions to the extent appropriate.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of common stock with respect to Proposal 1 or Proposal 3, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on the outcome of either Proposal 1 or Proposal 3.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.proxyvote.com and following the instructions or calling 1-800-579-1639. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF TWO DIRECTORS

✔	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

General

Our Seventh Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as Class III directors with a term that would expire at the 2026 annual meeting of stockholders. Messrs. Brent Bellm, Lawrence Bohn and Jeff Richards have been designated Class I directors, and their term expires at the 2024 annual meeting of stockholders. Ms. Sally Gilligan and Mr. Satish Malhotra have been designated Class II directors, and their term expires at the 2025 annual meeting of stockholders.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as nominees for election as Class III directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2026 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Mr. Donald E. Clarke and Ms. Ellen F. Siminoff currently serve as members of our Board of Directors and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class III director nominees, Donald E. Clarke and Ellen F. Siminoff. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the Class III director nominees.

Directors and Nominees

The following table and biographical information sets forth certain information about Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as well as the continuing directors. Such information is current as of April 3, 2023. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that these directors should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.

Name	Age	Position	Director Since
Brent Bellm	51	Chairman, Chief Executive Officer and President	2015
Lawrence Bohn	71	Director	2011
Donald E. Clarke	63	Director	2016
Sally Gilligan	50	Director	2022
Satish Malhotra	47	Director	2022
Jeff Richards	51	Director	2016
Ellen F. Siminoff	55	Director	2020

Class I Directors

Brent Bellm has served as our president, chief executive officer, and the chairman of our board of directors since June 2015. Prior to joining our company as our chief executive officer, Mr. Bellm was the president and chief operating officer of HomeAway Inc., a vacation rental online marketplace, from July 2010 to June 2015. Previously, Mr. Bellm served in various capacities at PayPal Holdings, Inc. from December 2002 to July 2010, most recently as vice president of global product, and at eBay, Inc. as director of corporate strategy from April 2001 to December 2002. Mr. Bellm worked with McKinsey & Company from September 1993 to January 2000. Mr. Bellm holds a B.A. in International Relations and Economics from Stanford University and an M.B.A. from

Harvard Business School. We believe Mr. Bellm is qualified to serve as a member of our board of directors due to his perspective as our president and chief executive officer.

Lawrence Bohn has been a member of our board of directors since July 2011. Mr. Bohn has served as a managing director of General Catalyst Partners, a venture capital firm, since April 2003. Prior to joining General Catalyst, Mr. Bohn served as the president, chief executive officer and chairman of the board of directors of NetGenesis Corp. and president of PC Docs, Inc. Mr. Bohn served on the boards of directors of HubSpot, Inc. and Demandware, Inc. from 2007 until October 2017 and 2004 until January 2016, respectively. He also currently serves on the board of directors of several privately-held companies. Mr. Bohn holds a B.A. in English from the University of Massachusetts, Amherst, and an M.A. in Linguistics from Clark University. We believe Mr. Bohn is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience in the fields of cloud computing and SaaS.

Jeff Richards has been a member of our board of directors since May 2016. Mr. Richards has served as a managing partner at GGV Capital, a California-based venture capital firm, since 2010, after joining the firm in 2008. Prior to joining GGV Capital, Mr. Richards founded two technology companies: R4 Global Solutions, Inc., which was acquired by Verisign, Inc. in 2005, and QuantumShift Communications, Inc. Mr. Richards served as vice president of digital content services at Verisign, Inc. from May 2005 to May 2008. Previously, Mr. Richards was a management consultant with PricewaterhouseCoopers LLP from April 1995 to October 1997. He currently sits on the boards of directors of multiple private software and technology companies. Mr. Richards holds a B.A. in Government from Dartmouth College. We believe Mr. Richards is qualified to serve as a member of our board of directors due to his extensive experience with global technology companies.

Class II Directors

Sally Gilligan has been a member of our board of directors since July 2022. Ms. Gilligan has served as Chief Growth Transformation Officer for Gap Inc. since April 2021 and previously served in a variety of other roles for Gap Inc., including Chief Information Officer, Head of Strategy and SVP of Product Operations and Supply Chain Strategy, since joining the company in 2004. Prior to joining Gap Inc., Ms. Gilligan worked for over ten years in management consulting and financial services, including Boston Consulting Group and Andersen. Ms. Gilligan holds a B.S. in Business Administration from Georgetown University and an M.B.A from the University of Chicago. She has served as Chair of the Gap Foundation since 2021. We believe Ms. Gilligan is qualified to serve as a member of our board of directors due to her digital growth and transformation experience.

Satish Malhotra has been a member of our board of directors since July 2022. Mr. Malhotra has served as president and chief executive officer of The Container Store Group, Inc. since February 2021. For the previous 21 years, Mr. Malhotra held various leadership roles at prestige beauty retailer Sephora Americas, most recently as chief retail officer and chief operating officer from 2019 until his departure. Prior to that role, Mr. Malhotra served as chief operating officer from 2016 to 2019 and was responsible for technology, supply chain, store development, legal, strategy and partnerships, including the Sephora inside JCPenney business. He also spent several years overseeing Sephora's expansion into Canada and Latin America. Before joining Sephora, Mr. Malhotra was a transaction services senior associate at PricewaterhouseCoopers. Mr. Malhotra received his B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant's license from the State of California. We believe Mr. Malhotra is qualified to serve as a member of our board of directors due to his executive leadership, operations and consumer retail experience.

Nominees for Election to the Board of Directors (Class III Directors)

Donald E. Clarke has been a member of our board of directors since December 2016. From January 2014 through December 2021, Mr. Clarke served as the chief financial officer for Plex Systems, Inc., a cloud technology company, and also held the position of its interim chief executive officer from October 2017 through November 2018. Previously, he served as the chief financial officer for Eloqua, Inc. from March 2008 to March 2013. Prior to working at Eloqua, Mr. Clarke served as chief financial officer for Cloakware, Inc. from August 2006 to February 2008 and for Visual Networks, Inc. from July 2004 to March 2006. Mr. Clarke has served as a member of the board of directors of Alarm.com Holdings, Inc. since May 2014. He is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting from Virginia Polytechnic Institute and State University. We believe Mr. Clarke is qualified to serve as a member of our board of directors because of his experience in operations, strategy, accounting, and financial management at both publicly and privately held companies.

Ellen F. Siminoff has been a member of our board of directors since February 2020. Ms. Siminoff joined the board of Take-Two Interactive, Inc., a leading game developer, in May 2022, following Take-Two's combination with Zynga, where she served since June 2012. She also serves on the board of Follett Corporation, a partner of K-12 schools and districts, since August 2022, and Verifone, the pre-eminent global payments platform, since March 2021. Ms. Siminoff also serves on the President's Advisory Committee at Princeton University and on the Board of Overseers of the Hoover Institution at Stanford University. Ms. Siminoff's previous board experience includes Shmoop University, Inc., an educational publishing company, SolarWinds Inc., a provider of downloadable, enterprise-class network management software, Discovery Education, Inc., an educational curriculum provider, and Mozilla Corporation, the makers of Firefox browsers. She also served as a founding executive at Yahoo! from February 1996 to February 2002. Ms. Siminoff holds an A.B. degree in Economics from Princeton University and an M.B.A. from the Stanford Graduate School of Business. We believe Ms. Siminoff is qualified to serve as a member of our board of directors because of her experience as a long-tenured media and technology executive and board member.

CORPORATE GOVERNANCE

We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Lawrence Bohn, Donald E. Clarke, Sally Gilligan, Satish Malhotra, Jeff Richards, and Ellen F. Siminoff, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” as that term is defined under the rules of Nasdaq. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.

Each member of our Board of Directors serving on our audit, compensation and nominating and corporate governance committees is “independent” within the meaning of the applicable rules of Nasdaq and, as applicable, the Exchange Act.

Background and Experience of Directors

Our nominating and corporate governance committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;
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conflicts of interest; and
•
practical and mature business judgment.

Role of the Board in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and privacy and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through discussions from committee members. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.

Our Board of Directors and audit committee jointly oversee our security organization, which is charged with mitigating the data privacy and cybersecurity risks that we face as a software-as-a-service platform, and recognize that data protection forms an important part of our risk management. The Board of Directors receives regular updates, not less than annually, from senior management and the Company’s subject matter experts in these areas to assess these risks. The Company takes a risk-based approach to security, and we maintain an information security management system in accordance with industry standards, including our annual ISO 27001 Certification. Our security organization regularly evaluates our product offerings, agreements, policies, investments, training, and staffing levels to enhance privacy compliance and cybersecurity and provides briefings to the Board of Directors and audit committee on these matters as necessary.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having the Company’s current Chief Executive Officer serve as Chairman is the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.

Lead Independent Director

As part of our continued efforts to ensure a strong, independent and active Board of Directors, we have designated a Lead Independent Director, who serves as the principal liaison between independent directors and the Chairperson and senior management, as well as the lead approver of all agendas, meetings and related information. We believe this role is integral to providing effective oversight of management and strong leadership of the independent directors. Mr. Richards currently serves as our lead independent director.

Attendance at Meetings

During the year ended December 31, 2022, our Board of Directors met six times. Each member of the Board of Directors attended at least 75 percent of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2022. In addition, the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. In 2022, all members of our Board of Directors attended our Annual Meeting of Stockholders.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Brent Bellm*
Lawrence Bohn	C		✓
Donald E. Clarke		C
Sally Gilligan		✓
Satish Malhotra	✓
Jeff Richards		✓	✓
Ellen F. Siminoff	✓		C

✔ Member

C Chairperson

* Chairman of the Board

Audit committee

Our audit committee consists of Donald E. Clarke, Sally Gilligan, and Jeff Richards, each of whom our Board of Directors has determined satisfies the independence requirements for audit committee members under the listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of our audit committee meets the financial literacy requirements under the rules and regulations of Nasdaq and the SEC. The chair of our audit committee is Mr. Clarke, who our Board of Directors has determined is an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. Our audit committee held six meetings in 2022.

Our audit committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
assisting the Board of Directors in evaluating the qualifications, performance, and independence of our independent auditors;
•
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
•
reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•
monitoring the performance of our internal audit function;
•
overseeing the management of risks relating to privacy and cybersecurity;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual proxy statement.

Our audit committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.bigcommerce.com.

Compensation committee

Our compensation committee consists of Satish Malhotra, Ellen F. Siminoff, and Lawrence Bohn, with Mr. Bohn serving as chair. Our Board of Directors has determined that each of the compensation committee members is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act and an outside director as that term is defined in Section 162(m) of the Code. The composition of our compensation committee meets the requirements for independence under the current listing standards of Nasdaq and current SEC rules and regulations. Decisions regarding the compensation of our executive officers have historically been made by the compensation committee. Our compensation committee held four meetings in 2022.

The compensation committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our chief executive officer’s compensation level;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives, and other benefits;
•
reviewing and recommending the compensation of our directors;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure when required by SEC rules;
•
preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•
reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.bigcommerce.com.

Nominating and corporate governance committee

Our nominating and corporate governance committee consists of Ellen F. Siminoff, Jeff Richards, and Lawrence Bohn, with Ms. Siminoff serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the current listing standards of Nasdaq and current SEC rules and regulations. Our nominating and corporate governance committee held four meetings in 2022.

The nominating and corporate governance committee is responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the evaluation of the Board of Directors and management;
•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•
recommending members for each committee of our Board of Directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.bigcommerce.com.

Compensation committee interlocks and insider participation

No member of our compensation committee is or has been a former or current executive officer or employee of the Company. During 2022, no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Board Diversity Matrix

The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions.

Board Diversity Matrix (As of April 3, 2023)

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity

Directors	2	5	0	0

Part II: Demographic Background

African American or Black	0	0	0	0

Alaskan Native of Native American	0	0	0	0

Asian	0	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

The Company’s Director Nomination Process

As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, these criteria include the following:

•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;
•
conflicts of interest; and
•
practical and mature business judgment.

Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s background, diversity, ability, judgment, skills and experience in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the ecommerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above, including the candidate’s diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

In 2023, proxy advisory firm Glass Lewis transitioned from a fixed numerical approach to a percentage-based approach for board gender diversity. Previously it would generally recommend voting against the chair of the nominating committee of a board with fewer than two gender diverse directors. Now it generally recommends voting against the chair of the nominating committee of a board that is not at least 30 percent gender diverse. The chair of our nominating and corporate governance committee, Ms. Siminoff, has been a director since 2020. Since joining the Board of Directors, she has contributed substantially towards the Board’s initiatives to improve diversity, including by recommending for appointment Sally Gilligan and Satish Malhotra, two well-qualified and diverse directors who joined our Board of Directors in July 2022, and participating actively in the search and hiring of the Company’s vice president of diversity, equity and inclusion in 2021. Furthermore, Ms. Siminoff herself contributes to the diversity of our Board of Directors. Two of our six outside directors, or 33.33 percent, of our Board of Directors, are gender diverse.

The other Class III director standing for election, Mr. Clarke, has been a director since 2016. He is the chair of our audit committee, where he also serves as the committee’s only “audit committee financial expert,” a NASDAQ requirement. Both Ms. Siminoff’s and Mr. Clarke’s leadership and experience have been extremely valuable to the Board of Directors over many years. For the reasons described above, we respectfully ask you to vote “FOR” Proposal 1 in favor of the re-election of both Ms. Siminoff and Mr. Clarke.

The nominating and corporate governance committee will consider nominees for the Board of Directors who are recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, nominating and corporate governance committee, c/o Secretary of the Company, Jeff Mengoli, BigCommerce Holdings, Inc., 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the information required by the nominating and corporate governance committee charter. Any recommendations should include whatever supporting material the stockholder considers appropriate in support of that recommendation and must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director, if elected. All such recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

Director Compensation

The information contained in “Executive Compensation—Director Compensation” is incorporated herein by reference.

Shareholder Engagement

Management and directors engage with our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our shareholders.

We encourage you to visit the Corporate Governance area of the “Investor Relations” section of our website (https://investors.bigcommerce.com/corporate-governance/governance-overview) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.

Communications with Directors

Stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to Jeff Mengoli, c/o BigCommerce Holdings, Inc., 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Mengoli will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Mr. Mengoli to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://investors.bigcommerce.com/corporate-governance/governance-overview.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✔

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm to audit the consolidated financial statements of BigCommerce Holdings, Inc. for the fiscal year ending December 31, 2023. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2023. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of EY.

Stockholders are not required to ratify the appointment of EY as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain EY. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young has served as our auditor since 2012. A representative of Ernst & Young is expected to be present virtually at the Annual Meeting to respond to appropriate questions and make a statement if he or she so desires.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2022 and December 31, 2021:

	2022		2021
Audit fees (1)	$2,509,000		$2,115,000
Audit related fees	-	-	-
Tax fees (2)	55,173		113,685
All other fees	-		-
Total	$2,564,173		$2,228,685

(1) Audit Fees consisted of fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; review of comfort letters, consents, and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2) Tax fees include fees for general tax advice and other general matters

Pre-Approval Policies

Our audit committee pre-approved all audit, audit-related, tax and other fees for services performed by our independent registered public accounting firm during 2022. The audit committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Audit Pre-Approval Policy”). The Audit Pre-Approval Policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The Audit Pre-Approval Policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

Our audit committee currently consists of three directors. Messrs. Clarke and Richards and Ms. Gilligan are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with Ernst & Young LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

AUDIT COMMITTEE

Donald E. Clarke (Chair)

Sally Gilligan

Jeff Richards

Members of the Audit Committee

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of April 3, 2023, other than Brent Bellm (whose biographical information is shown under “Proposal 1: Election of Two Directors” on page 5). Each executive officer serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Robert Alvarez	49	Chief Financial Officer
Lisa Eggerton	54	Chief Marketing Officer
Brian Dhatt	46	Chief Technology Officer
Rob Kaloustian	54	Chief Services Officer
Russell Klein	53	Chief Commercial Officer
Jeff Mengoli	52	Chief Legal Officer and Secretary
Marc Ostryniec	46	Chief Sales Officer
Thomas Aylor	47	Vice President, Accounting and Principal Accounting Officer

Robert Alvarez has served as our chief financial officer since October 2011. Prior to serving in this capacity, Mr. Alvarez served as the chief financial officer of LibreDigital, Inc. from June 2009 to September 2011. Previously, he served as the chief financial officer of Augmentix Corporation from February 2006 to March 2009. He serves as a member of the board of directors of AffiniPay. Mr. Alvarez holds a B.B.A. in Accounting from the University of Texas at Austin.

Lisa Eggerton has served as our chief marketing officer since July 2018. Prior to serving as our chief marketing officer, Ms. Eggerton worked in various capacities at Umbel Corp., a digital marketplace, from August 2015 to February 2018, where she most recently served as chief executive officer, and at Bazaarvoice, Inc. from December 2010 to February 2015, where she most recently served as chief marketing officer. She has served on a variety of boards. Ms. Eggerton holds a B.A. in English from Tulane University.

Brian Dhatt has served as our chief technology officer since October 2016. Prior to serving as our chief technology officer, Mr. Dhatt served as chief technology officer for Borderfree, Inc. from March 2013 to January 2016. Previously, Mr. Dhatt worked in various capacities at the Gilt Groupe from November 2010 to March 2013, most recently as a vice president of engineering and product. Mr. Dhatt holds a B.S. in Computer Science from Duke University.

Rob Kaloustian has served as our chief services officer since May 2021. Prior to serving as our chief services officer, Mr. Kaloustian served as Managing Director of Triple V Advisors from May 2020 to May 2021, and he worked for Commvault Systems, Inc., serving as senior vice president and general manager of its Metallic division from April 2019 to May 2020 and vice president of global sales and engineering, support, and services from April 2012 to April 2018. Mr. Kaloustian holds an M.A. in Business from Webster University, and a Bachelor’s degree in Electrical Engineering from University of Illinois at Chicago.

Russell Klein has served as our chief commercial officer since January 2018. Prior to serving as our chief commercial officer, Mr. Klein served as our senior vice president of corporate development from October 2015 to January 2018. Previously he was the co-founder and chairman of the board of directors of Librify Inc. from 2013 to 2015, and the co-founder and chief executive officer of Sendme, Inc. from May 2006 to December 2014. Mr. Klein holds a B.A. in Economics from the University of Pennsylvania and an M.B.A. from Harvard Business School.

Jeff Mengoli has served as our chief legal officer and secretary since July 2020. Prior to serving as our chief legal officer, Mr. Mengoli served as our general counsel beginning May 2016. Prior to serving as our general counsel, Mr. Mengoli worked with the Alibaba Group in various capacities from 2000 to 2016, including as general counsel for its United States subsidiaries. Mr. Mengoli was an associate at Wilson, Sonsini, Goodrich & Rosati LLP from 1997 to 1999 and an associate at Gibson, Dunn & Crutcher LLP from 1995 to 1997. Mr. Mengoli holds an A.B. in Economics from Harvard University and a J.D. from the University of California, Berkeley.

Marc Ostryniec has served as our chief sales officer since June 2020. Prior to serving as our chief sales officer, Mr. Ostryniec served as our senior vice president of sales beginning January 2019. Prior to serving as our senior vice president, Mr. Ostryniec worked for Experian plc, serving as the head of partner solutions sales from August 2016 to December 2018 and as the head of sales of CSIdentity from September 2011 to August 2016. Mr. Ostryniec holds a Bachelor of Science in Computer Engineering from Virginia Tech.

Thomas Aylor has served as our vice president, accounting and principal accounting officer since July 2020. Prior to joining BigCommerce, Mr. Aylor served as the chief financial officer of ProjectManager.com, a project management software provider, from September 2019 to July 2020. Previously, Mr. Aylor served as the chief financial officer of RetailMeNot, Inc., an online savings platform, from July 2017 to March 2019, and as its vice president, finance and principal accounting officer from August 2012 to July

2017. Prior to joining RetailMeNot, Inc., Mr. Aylor spent twelve years at Ernst & Young LLP in a variety of roles. Mr. Aylor holds a Bachelor of Business Administration in Accounting from Texas State University.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY VOTE)

✔	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to consider and vote upon the resolution below to approve, on a non-binding, advisory basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute our strategic plan to maximize stockholder value.

Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement for a full description of our executive compensation programs.

This vote is advisory only and non-binding. However, the Board and the Compensation Committee will consider the outcome of this vote when making future executive compensation decisions to the extent appropriate. We currently ask our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs on an annual basis, and we expect to hold the next such vote at our 2024 annual meeting of stockholders.

We believe that the Compensation Committee has developed a compensation program for our NEOs that motivates outstanding performance and rewards behavior that aligns management’s interest with those of stockholders. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the 2022 compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion of this Proxy Statement.”

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022, and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022, which consist of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for fiscal year 2022, are:

•
Brent Bellm, Chief Executive Officer;
•
Robert Alvarez, Chief Financial Officer;
•
Russell Klein, Chief Commercial Officer;
•
Brian Dhatt, Chief Technology Officer; and
•
Lisa Eggerton, Chief Marketing Officer.

Executive Summary

2022 Performance Highlights and Pay for Performance.

Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, reward superior performance and provide consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2022 was aligned with the Company’s performance during 2022. Highlights of that performance, in a challenging year for the economy and sector, include:

•
Total revenue was $279.1 million, up 26.9% compared to fiscal 2021.
•
Total annual revenue run-rate (ARR) as of December 31, 2022 was $311.7 million, up 16.0% compared to December 31, 2021.
•
Subscription revenue was $205.8 million, up 32.8% compared to fiscal 2021.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $224.0 million as of December 31, 2022, up 29.6% from December 31, 2021, reflecting continued strength and growth with midmarket and enterprise Accounts.
•
ARR from Enterprise Accounts as a percent of total ARR was 72% as of December 31, 2022, compared to 64% as of December 31, 2021
•
ARR from accounts greater than $2,000 in ACV was $284.1 million as of December 31, 2022, up 19.8% from December 31, 2021.
•
ARR from accounts greater than $2,000 in ACV as a percent of total ARR was 91%, compared to 88% as of December 31, 2021.

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, each of which depends on our actual performance.

For fiscal year 2022, approximately 84% of our NEOs’ total target compensation was in the form of stock options and restricted stock units (“RSUs”), which will vest based on continued service.

2022 Compensation Highlights. Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

•
Base Salaries and Target Annual Cash Incentive Opportunities. The 2022 base salaries and target bonuses for our NEOs were increased to position base salaries between the 25th and 50th percentile of market and target bonuses were set between the 25th and 50th percentile of market, based on the market analysis of our independent compensation consultant, as described further below.
•
Annual Cash Incentives. For 2022, the compensation committee of our board of directors (the “Compensation Committee”) selected performance goals for our performance-based annual bonus program that were intended to promote our business plan and short-term goals, including with respect to revenue growth, annual revenue run-rate growth and adjusted EBITDA.
•
Equity-Based Long Term Incentives. In 2022, we granted approximately 84% of our NEOs’ target direct compensation as equity-based compensation in the form of stock options and RSUs. We believe that stock options and RSUs effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock. In 2022, we granted 30% of our NEOs’ long-term equity awards in the form of stock options and 70% in the form of RSUs.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do

✓ Emphasize performance-based, at risk compensation in the form of long-term and short-term incentives.

✓ Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.

✓ Weight the overall pay mix towards long term incentive compensation for senior executives.

✓ Engage an independent compensation consultant to advise our Compensation Committee.

X Do not grant uncapped cash incentives or guaranteed equity compensation.

X Do not provide significant perquisites.

X Do not provide any compensation-related tax gross-ups.

X Do not provide defined benefit pension plans.

X Do not provide supplemental executive retirement plans.

X No hedging or pledging of stock.

X No dividends paid on unvested equity.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position, and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer uses the benchmark peer data provided by the Compensation Committee’s compensation consultant to determine the size of equity-based awards, and adjusts each NEO’s equity grant value (other than his own) upwards or downwards from such peer data after considering the NEO’s role criticality and individual performance. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation Committee.

Role of Compensation Consultant

The Compensation Committee has retained Aon-Radford (“Radford”) as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, and provide guidance in administering our executive compensation program. The Compensation Committee has evaluated Radford’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that Radford does not have any conflicts of interest in advising the Compensation Committee.

In consultation with Radford, in November 2021, our Compensation Committee selected our peer group as follows, focusing primarily on domestic, publicly-traded SaaS and e-commerce companies with annual revenue between $100 million and $650 million and market capitalization between $1.5 billion and $12 billion:

● AppFolio	● Appian	● Blackline	● CSDisco
● E2Open Parent	● Everbridge	● EverCommerce	● Fastly
● Five9	● Jamf	● JFrog	● Momentive Global
● nCino	● Ping Identity	● Q2	● SailPoint Technologies
● Sprout Social	● SPS Commerce	● Upland Software	● Workiva

As of November 2021, as compared to such peer group, we were at the 55th percentile for net income for the preceding 12 months, the 34th percentile for operating income for the preceding 12 months, and the 34th percentile for 30-day average market cap. The peer group selected for 2022 reflected the following changes from our 2021 peer group:

Entities Removed From Peer Group	Entities Added to Peer Group

*Asana *Avalara *Bill.com *Hubspot *Zendesk	*CS Disco *E2open Parent *EverCommerce *JFrog

In determining what changes to make to our peer group described above, the Compensation Committee removed five companies whose market values were outliers: Asana, Avalara, Bill.com, Hubspot, and Zendesk. Additions were made to balance out those companies that were removed and met most or all of the selection criteria. No changes were made to the selection criteria for sector, range multiples for revenue, market capitalization ranges, or location.

In December 2021, Radford provided an analysis of data derived from members of our peer group and the Radford Global Compensation Database survey, the constituent companies of which were not provided to the Compensation Committee. For 2022, the Compensation Committee used Radford’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. Although the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers.

Our Compensation Committee and Chief Executive Officer, as applicable, used benchmark data as a foundational starting point to determine target compensation for each NEO, and then adjusted the targets based on the NEO’s role criticality and incumbent performance. The benchmark data utilized was from our approved peer group based on relevant sector, revenue, market capitalization, and location, and was ultimately approved by the Compensation Committee.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•
Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
•
Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.
•
Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. With the goal of positioning base salaries at the median of market, our Compensation Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In March 2022, our Compensation Committee, and with respect to our Chief Executive Officer, the Board, determined that the base salaries in effect for each of our NEOs were below the median of market and, accordingly, increased the base salaries for each of Messrs. Bellm, Alvarez, Klein and Dhatt and Ms. Eggerton from $450,000, $375,000, $335,000, $335,000 and $325,000 respectively to $475,000, $395,000, $375,000, $375,000 and $335,000 respectively. The base salaries in effect for our NEOs in 2022 were as follows:

Name	2022 Annualized Base Salary
Brent Bellm	$475,000
Robert Alvarez	$395,000
Russell Klein	$375,000
Brian Dhatt	$375,000
Lisa Eggerton	$335,000

Cash Incentive Compensation

Annual cash incentive bonuses are an important component of our total compensation program and provide cash incentives that we believe are necessary to retain executive officers. During 2022 each NEO was eligible to receive an annual performance-based cash bonus under our 2022 Executive Bonus Plan based on a specified target annual bonus amount, expressed as a percentage of the named NEO’s base salary. We aim to award annual cash incentive bonuses that are between the 25th and 50th percentiles of market. Accordingly, following our review of the target bonus levels for each of our NEOs in March 2022, we determined that, for fiscal year 2022, our NEOs’ target annual bonuses would not be adjusted from their 2021 levels. Our NEOs’ target annual bonuses for 2022 were equal to the following percentages of base salary:

Named Executive Officer	Target Percentage
Brent Bellm	100%
Robert Alvarez	65%
Russell Klein	60%
Brian Dhatt	50%
Lisa Eggerton	50%

At the beginning of 2022, the Board, considering the recommendations of the Compensation Committee and management, set the performance goals applicable to our 2022 annual bonus program. The performance goals established by the Board for our 2022 annual bonus program, and their respective weightings, were as follows:

Performance Metrics	Revenue Growth Rate	Annual revenue run-rate Growth Rate	Adjusted EBITDA Margin
Weighting	55%	30%	15%
Target Goals	32%	25%	-16%

For the year ended December 31, 2022, the Company attained its performance goals under its 2022 Executive Bonus Plan at 44% of target bonus. The 2022 Executive Bonus Plan, as originally approved, provided that no bonuses would be payable unless the Company attained its performance goals at a threshold that would result in a payment of 50% or more of target bonus. However, in light of the Company’s achievements in a challenging sector and macroeconomic environment and a performance that would otherwise have resulted in a payment at 44% of target bonus and in order to promote employee retention and recognize the contributions of the participants to the Company, the Compensation Committee exercised discretion under the plan to approve payments of bonuses at 44% of target for all participants (including the NEOs). The amounts of such bonuses paid to our NEOs in respect of 2022 are set forth in the column entitled “Bonus” in the “2022 Summary Compensation Table” below.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program and aim to grant equity awards with target values between the 75th and 90th percentile of market. Equity-based compensation creates an ownership culture among our executives that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of executives with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. In 2022, we granted 70% of our target equity award value in the form of RSUs and 30% in the form of options to purchase our Common Stock.

In 2022, we made the following grants of stock options and RSUs to our NEOs:

Name	Number of Shares Underlying Stock Options	Number of RSUs
Brent Bellm	191,828	223,801
Robert Alvarez	63,942	74,600
Russell Klein	63,942	74,600
Brian Dhatt	63,410	73,978
Lisa Eggerton	45,292	52,841

These grants were approved by the Compensation Committee in March 2022 following consideration of the factors set forth above under “—Determination of Executive Compensation.”

The stock options granted to our NEOs during 2022 vest as to 25% of the underlying shares on the first anniversary of the applicable vesting date and as to the balance of the underlying shares in 36 substantially equal monthly installments thereafter, subject to the applicable NEO’s continued service through the applicable vesting date. The RSU awards granted to our NEOs during 2022 vest as to 25% of the underlying shares on each of the first four anniversaries of the applicable vesting start date, subject to the applicable NEO’s continued service through the applicable vesting date.

Certain of our NEOs’ stock options and RSUs are subject to accelerated vesting in certain circumstances, as described below under “—Potential Payments Upon Termination or Change in Control”.

Retirement Savings, Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not match contributions made by participants in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

We do not provide any tax “gross ups” to our NEOs.

Severance and Change in Control Arrangements

We provide for severance benefits and payments to each of our NEOs upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of benefits are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such benefits can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. Our severance and change in control payments and benefits are designed to be competitive with market practices. A description of these potential benefits, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive if a qualifying termination of employment or change in control had occurred on December 31, 2022, are set forth in “—Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Stock Ownership Guidelines. We believe that stock ownership aligns the interests of our executive officers with our stockholders and encourages long-term management of the Company for the benefit of its stockholders. Accordingly, on February 18, 2022, the Compensation Committee recommended, and our Board of Directors adopted, stock ownership guidelines which apply to our senior leadership team. Under these guidelines, our senior leaders are required to acquire and maintain shares of our Common Stock having a value equal to the following multiples of their annual base salaries following the completion of a five-year phase-in period:

Position	Required Stock Ownership
Chief Executive Officer	3x annual base salary
All Other Senior Officers	1x annual base salary

Derivatives Trading, Hedging, and Pledging Policies. Our Insider Trading Compliance Policy provides that no employee, officer, or director may engage in any activity of the type that is designed to profit from or hedge against decreases in the value of the Company’ securities, such as short sales, trading activity designed to profit from fluctuations in the price of the Company’s securities (such as day trading and arbitrage trading), hedging transactions, and trading in puts, calls or other derivative securities. In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by us with the SEC.

This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.

Respectfully submitted,

COMPENSATION COMMITTEE

Larry Bohn (Chair)

Satish Malhotra

Ellen Siminoff

Members of the Compensation Committee

EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(2)	Total
Brent Bellm	2022	469,231	206,860	4,531,970	2,062,057	-	7,270,118
Chief Executive Officer	2021	450,000	-	4,356,397	1,969,207	612,000	7,387,604
	2020	404,167	-	4,778,941	-	1,125,000	6,308,108

Robert Alvarez	2022	390,385	111,857	1,510,650	687,345	-	2,700,237
Chief Financial Officer	2021	375,000	-	1,766,073	798,312	331,500	3,270,885
	2020	363,542	-	1,792,103	-	562,500	2,718,145

Russell Klein	2022	365,769	96,946	1,510,650	687,345	-	2,660,710
Chief Commercial Officer	2021	335,000	-	1,766,073	798,312	273,360	3,172,745
	2020	318,958	-	1,592,986	-	418,750	2,330,694

Brian Dhatt	2022	365,769	80,788	1,498,055	681,627	-	2,626,239
Chief Technology Officer	2021	335,000	-	1,059,632	478,937	227,800	2,101,369
	2020	330,417	-	955,788	-	418,750	1,704,955

Lisa Eggerton	2022	332,692	73,272	1,070,030	486,867	-	1,962,861
Chief Marketing Officer

(1) Amounts for fiscal year 2022 represent amounts paid to our NEOs in the Compensation Committee’s discretion based upon the level at which certain Company performance goals were attained under our annual bonus program for fiscal year 2022. For more information, please see “—Cash Incentive Compensation” above.

(2) Amounts reflect the full grant-date fair value of RSU awards and stock options granted during fiscal year 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all RSU awards and stock option awards made to our NEOs in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Grants of Plan-Based Awards in Fiscal 2022

The following table provides information regarding all grants of plan-based awards occurring during fiscal 2022. All stock options and RSUs were awarded under the BigCommerce Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Options Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Brent Bellm	1/1/2022	237,500	475,000	950,000	-	-	-	-
	3/8/2022	-	-	-	223,801	-	-	4,531,970
	3/8/2022	-	-	-	-	191,828	20.25	2,062,057

Robert Alvarez	1/1/2022	128,375	256,750	513,500	-	-	-	-
	3/8/2022	-	-	-	74,600	-		1,510,650
	3/8/2022	-	-	-	-	63,942	20.25	687,345

Russell Klein	1/1/2022	112,500	225,000	450,000	-	-	-	-
	3/8/2022	-	-	-	74,600	-		1,510,650
	3/8/2022	-	-	-	-	63,942	20.25	687,345

Brian Dhatt	1/1/2022	93,750	187,500	375,000	-	-	-	-
	3/8/2022	-	-	-	73,978	-		1,498,055
	3/8/2022	-	-	-	-	63,410	20.25	681,627

Lisa Eggerton	1/1/2022	83,750	167,500	335,000	-	-	-	-
	3/8/2022	-	-	-	52,841	-		1,070,030
	3/8/2022	-	-	-	-	45,292	20.25	486,867

(1) Amounts reflect potential payouts under our 2022 annual bonus program. Please see the description of the annual bonus program under “—Cash Incentive Compensation” above.

(2) Represents RSUs which vest as to 25% of the underlying shares on each of the first four anniversaries of the applicable vesting start date, subject to the applicable NEOs continued service with the Company through the applicable vesting date.

(3) Represents stock options which vest over four years, with 25% of the shares vesting on the one-year anniversary of the applicable vesting start date, and as to the balance of the underlying shares, in 36 substantially equal monthly installments thereafter, subject to the applicable NEOs continued service with the Company through the applicable vesting date.

(4) Amounts reflect the grant-date fair value of the applicable award computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Summary of Executive Compensation Arrangements

Each of our NEOs is party to an employment offer letter with us, as more fully described below, including with respect to amendments thereto. For information regarding the severance payments and benefits that our NEOs are eligible to receive pursuant to arrangements with us, please see “—Potential Payments Upon Termination or Change in Control” below.

Employment Offer Letter with Mr. Bellm

On May 29, 2015, we entered into an employment offer letter with Mr. Bellm, who currently serves as our President and Chief Executive Officer. Mr. Bellm’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2022, was $475,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Bellm’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement, which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Alvarez

On May 1, 2014, we entered into an employment offer letter with Mr. Alvarez, who currently serves as our Chief Financial Officer. Mr. Alvarez’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, for 2022 was $395,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Alvarez’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement, which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Klein

On December 26, 2017, we entered into an employment offer letter with Russell Klein, who currently serves as our Chief Commercial Officer. Mr. Klein’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2022 was $375,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Klein’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Dhatt

On September 9, 2016, we entered into an employment offer letter with Mr. Dhatt, who currently serves as our Chief Technology Officer. Mr. Dhatt’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2022 was $375,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Dhatt’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Ms. Eggerton

On May 10, 2018, we entered into an employment offer letter with Lisa Eggerton, who currently serves as our Chief Marketing Officer. Ms. Eggerton’s employment offer letter provides for at-will employment and sets forth her annual base salary (which, during 2022 was $335,000), target bonus and initial stock option grants, as well as her eligibility to participate in our benefit plans generally. In connection with Ms. Eggerton’s entrance into her employment offer letter, she also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, and covenants regarding ownership of intellectual property.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of Shares or Units of Stock That Have Not Vested ($)
Brent Bellm	900,000	-	3.03	11/30/2028
	27,429	35,265(4)	59.56	3/13/2031
		191,828(5)	20.89	3/8/2032
					154,060 (6)	1,346,484
					54,857 (7)	479,450
					223,801 (8)	1,956,021

Robert Alvarez	35,000		0.39	1/31/2024
	66,666		0.39	4/25/2024
	16,666 (9)		0.39	7/29/2026
	266,666 (9)		3.03	11/30/2028
	11,119	14,297 (4)	59.56	3/13/2031
		63,942 (5)	20.89	3/8/2032
					57,772 (6)	504,927
					22,239 (7)	194,369
					74,600 (8)	652,004

Russell Klein	98,080		0.39	11/12/2025
	115,901		0.39	11/7/2026
	42,693		1.86	12/31/2027
	130,000		3.03	11/30/2028
	11,119	14,297 (4)	59.56	3/13/2031
	-	63,942 (5)	20.89	3/8/2032
					51,353 (6)	448,825
					22,239 (7)	194,369
					74,600 (8)	652,004

Brian Dhatt	218,747		0.39	11/7/2026
	48,504		1.86	2/27/2028
	9,929		3.03	11/30/2028
	26,040	3,472 (10)	3.18	2/27/2029
	6,671	8,557 (4)	59.56	3/13/2031
		63,410 (5)	20.89	3/8/2032
					30,812 (6)	269,297
					13,343 (7)	116,618
					73,978 (8)	646,568

Lisa Eggerton	47,880		2.70	9/20/2028
	20,610		2.70	9/20/2028
	1,358		2.70	9/20/2028
	11,857	1,841 (10)	3.18	2/27/2029
	13,237	241 (10)	3.18	2/27/2029
	5,930	7,624 (4)	59.56	3/13/2031
	-	45,292 (5)	20.89	3/8/2032
					28,244 (6)	246,853
					11,860 (6)	103,656
					52,841 (8)	461,830

(1) Under the terms of the BigCommerce Holdings, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), the option exercise price shall not be less than the fair market value of a share of our Common Stock on the effective date of grant of the option.

Except with respect to the option awards granted on March 15, 2021 (as described in Note 5 below) and March 8, 2022 (as described in Note 6 below), the NEOs’ options set forth in the table above are immediately exercisable upon grant as to the underlying shares of Common Stock and, to the extent such shares are exercised and unvested as of the NEO’s termination of service, such exercised and unvested shares are subject to a right of repurchase by us upon the NEO’s termination of service. With respect to such options, this column reflects the number of shares subject to options that were exercisable and vested as of December 31, 2022.

(2) Under the terms of the BigCommerce Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), the option exercise price must be greater than or equal to 100% of the closing price of a share of our Common Stock on the date of grant.

Except with respect to the option awards granted on March 15, 2021 (as described in Note 5 below) and March 8, 2022 (as described in Note 6 below), the NEOs’ options set forth in the table above are immediately exercisable upon grant as to the underlying shares of Common Stock and, to the extent such shares are exercised and unvested as of the NEO’s termination of service, such exercised and unvested shares are subject to a right of repurchase by us upon the NEO’s termination of service. With respect to such options, this column reflects the number of shares subject to options that were exercisable and unvested as of December 31, 2022.

(3) Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Common Stock on December 31, 2022, which was $8.74.

(4) Represents an option that vested as to 25% of the underlying shares on March 13, 2022 and vested or vests with respect to 1/48th of the shares in substantially equal monthly installments over the following 36 months, subject to the NEO’s continued service through each such vesting date.

(5) Represents an option that vested as to 25% of the underlying shares on March 8, 2023 and that vested or vests, as applicable, with respect to 1/48th of the shares in substantially equal monthly installments over the following 36 months, subject to the NEO’s continued service through each such vesting date.

(6) Represents RSUs vesting with respect to 25% of the underlying shares in substantially equal annual installments on each of the first four anniversaries of May 27, 2020, subject to the NEO’s continued service through each such vesting date.

(7) Represents RSUs vesting with respect to 25% of the underlying shares in substantially equal annual installments on each of the first four anniversaries of March 13, 2021, subject to the NEO’s continued service through each such vesting date.

(8) Represents RSUs vesting with respect to 25% of the underlying shares in substantially equal annual installments on each of the first four anniversaries of March 8, 2022, subject to the NEO’s continued service through each such vesting date.

(9) On December 16, 2021, Mr. Alvarez assigned 66,666 options of the award granted on July 29, 2016, and 129,557 options of the award granted on November 30, 2018, to a family trust, of which Mr. Alvarez’s spouse is the trustee. Mr. Alvarez’s spouse and his immediate family members are the sole beneficiaries of the trust.

(10) Represents an option that vested as to 25% of the underlying shares on February 27, 2020 and that vested or vests, as applicable, with respect to 1/48th of the underlying shares thereafter in substantially equal monthly installments over the following 36 months, subject to the NEO’s continued service through each such vesting date.

Option Exercises and Stock Vested in Fiscal 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Brent Bellm	-	-	95,316	1,908,567
Robert Alvarez	84,743	1,671,979	36,299	727,851
Russell Klein	7,500	214,825	33,090	664,986
Brian Dhatt	-	-	19,854	398,992
Lisa Eggerton	64,661	859,347	18,076	363,045

(1) Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.

(2) Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

We are party to employment offer letters with each of our NEOs, all of which provide for certain severance protections upon a termination of the applicable NEO’s employment by us without “cause” or due to the NEO’s resignation for “good reason” (as each such term is defined in the respective employment offer letter) (each a “Qualifying Termination”). On August 9, 2022, we entered into severance letter agreements with each of our NEOs, which amended certain severance payments and benefits set forth in the NEOs’ offer letters. The severance payments and benefits to which our NEOs would become entitled in the event of a Qualifying Termination pursuant to the employment offer letters, as amended by the severance letter agreements, are more fully described in the table below.

Name	Benefits Provided Upon Qualifying Termination (outside Change In Control Protection Period(1))	Benefits Provided Upon Qualifying Termination (during Change In Control Protection Period(1))

Mr. Bellm

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• 12 months' accelerated vesting of outstanding option awards granted prior to February 14, 2019.

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months’ healthcare benefit premiums, payable over 3 months; and

• Unvested option awards granted prior to February 14, 2019 held by the NEO accelerate in full.

Mr. Alvarez

• An amount equal to 6 months’ base salary, payable over 3 months;

• An amount equal to 6 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• 6 months' accelerated vesting of outstanding option awards granted prior to February 14, 2019.

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• Unvested option awards granted prior to February 14, 2019 held by the NEO accelerate in full.

Mr. Klein

• An amount equal to 6 months’ base salary, payable over 3 months;

• An amount equal to 6 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• 6 months' accelerated vesting of outstanding option awards granted prior to February 14, 2019.

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• Unvested option awards granted prior to February 14, 2019 held by the NEO accelerate in full.

Mr. Dhatt	• An amount equal to 6 months’ base salary, payable over 3 months; and • An amount equal to 6 months of the Company’s share of healthcare benefit premiums, payable over 3 months.

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• Unvested options accelerate in full.

Ms. Eggerton	• An amount equal to 6 months’ base salary, payable over 3 months; and • An amount equal to 6 months of the Company’s share of healthcare benefit premiums, payable over 3 months.

• An amount equal to 12 months’ base salary, payable over 3 months;

• An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months; and

• Unvested options accelerate in full.

(1) For purposes of the salary severance and healthcare benefits provided under the severance letter agreements, the “Change of Control Protection Period” is the period commencing three months prior to, and ending eighteen months following, a change in control of the Company. For purpose of the equity acceleration provided under the employment offer letters, the “Change of

Control Protection Period” is (i) for Messrs. Bellm, Alvarez, and Klein, the period commencing three months prior to, and ending eighteen months following, a change in control of the Company and (ii) for Mr. Dhatt and Ms. Eggerton, the period commencing three months prior to, and ending twelve months following, a change in control of the Company.

All severance payments and benefits are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit (1)	Termination Without Cause or (as applicable) for Good Reason (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Brent Bellm	Cash	475,000	0	475,000
	Equity Acceleration	0	0	0
	Continued Healthcare	9,207	0	9,207
	Total	484,207	0	484,207
Robert Alvarez	Cash	197,500	0	395,000
	Equity Acceleration	0	0	0
	Continued Healthcare	4,603	0	9,207
	Total	202,103	0	404,207
Russell Klein	Cash	187,500	0	375,000
	Equity Acceleration	0	0	0
	Continued Healthcare	3,310	0	6,619
	Total	190,810	0	381,619
Brian Dhatt	Cash	187,500	0	375,000
	Equity Acceleration	0	0	19,304
	Continued Healthcare	3,194	0	6,387
	Total	190,694	0	400,691
Lisa Eggerton	Cash	167,500	0	335,000
	Equity Acceleration	0	0	11,576
	Continued Healthcare	4,603	0	9,207
	Total	172,103	0	355,783

(1) The value of equity acceleration was calculated by multiplying the number of accelerated shares of Common Stock underlying the applicable equity award by $8.74, the closing price of our Common Stock on December 31, 2022 and, with respect to equity awards in the form of stock options, subtracting the exercise price thereof.

2022 DIRECTOR COMPENSATION

The following table provides compensation information for fiscal year 2022 for each non-employee member of our Board. Neither our Chief Executive Officer and President, who currently serves as Chairman of our Board, nor our investor-affiliated Board members, Messrs. Bohn, Murray and Richards, receive compensation for Board or committee service. Mr. Murray resigned from the Board on July 29, 2022.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Don Clarke	-	219,692 (3)	-	-	-	-	219,692
Sally Gilligan	-	167,656 (4)	-	-	-	-	167,656
Satish Malhotra	-	166,358 (5)	-	-	-	-	166,358
Ellen Siminoff	-	214,050 (6)	-	-	-	-	214,050
Jack McDonlad	-	192,195 (7)	-	-	-	-	192,195

(1) Each non-employee director elected to receive his or her Board and committee retainers in the form of RSU awards in lieu of cash.

(2) Board and committee retainers were earned quarterly and paid in the form of RSU awards on May 17, 2022, August 9, 2022, November 8, 2022, and March 3, 2023 (in respect of retainers earned during the first, second, third and fourth quarters of 2022, respectively). To determine the number of RSUs granted in lieu of any quarterly cash retainers, we divided the aggregate retainer earned for the applicable quarter by the average closing price per share of our Common Stock over the thirty consecutive trading days ending on the last business day prior to the applicable RSU grant date.

Amounts reported in this column reflect the full grant-date fair value of the RSU awards granted during 2022 granted in lieu of Board and committee retainers earned during 2022, in each case, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all RSU awards granted in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For additional information regarding the RSU awards granted in lieu of Board and Committee retainers, please see Notes (3), (4), (5), (6) and (7) below.

(3) Represents the sum of (i) $45,497, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and committee retainers earned during 2022 and (ii) $174,195, which is the grant-date fair value of the annual RSU grant made to Mr. Clarke on May 17, 2022. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Mr. Clarke’s continued service through such date.

(4) Represents the sum of (i) $16,048, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and committee retainers earned during 2022 and (ii) $151,608, which is the grant-date fair value of the annual RSU grant made to Ms. Gilligan on August 9, 2022. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Ms. Gilligan’s continued service through such date.

(5) Represents the sum of (i) $14,750, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and committee retainers earned during 2022 and (ii) $151,608, which is the grant-date fair value of the annual RSU grant made to Mr. Malhotra on August 9, 2022. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Mr. Malhotra’s continued service through such date.

(6) Represents the sum of (i) $39,855, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and committee retainers earned during 2022 and (ii) $174,195, which is the grant-date fair value of the annual RSU grant made to Ms. Siminoff on May 17, 2022. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Ms. Siminoff’s continued service through such date.

(7) Represents the sum of (i) $18,000, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and committee retainers earned during 2022 and (ii) $174,195, which is the grant-date fair value of the annual RSU grant made to Mr. McDonald on May 17, 2022. Mr. McDonald resigned from the Board effective July 29, 2022 and remained an advisor until January 29, 2023. Mr. McDonald’s outstanding and unvested RSU awards were forfeited in connection with his termination of service to the Company on January 29, 2023.

The table below shows the aggregate numbers of shares underlying option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director. Neither Messrs. Bohn nor Richards hold Company option or stock awards.

Name	Option Awards Outstanding at 2022 Fiscal Year End	Unvested Option Awards Outstanding at 2022 Fiscal Year End
Don Clarke	-	9,462
Sally Gilligan	-	7,971
Satish Malhotra	-	7,971
Ellen Siminoff	-	9,462
Jack McDonald	73,333	9,462
(1)
Mr. McDonald resigned from the Board effective July 29, 2022 and remained an advisor to the Company until January 29, 2023, at which time his unvested stock options and RSU awards, if any, were forfeited.

Non-Employee Director Compensation Program

We maintain a compensation program for our non-employee non-investor-affiliated directors under which each non-employee non-investor-affiliated director receives the following amounts for their service on the Board. Based on market benchmarking of director compensation, the Board adjusted this compensation program effective for the fourth quarter of fiscal year 2022, as noted below:

•
an annual cash retainer of $30,000; increased to $35,000 effective for the 4th quarter of 2022;
•
an additional annual cash retainer of $15,000 for the Chairman of the Board (who is currently ineligible to receive this payment due to his service as our Chief Executive Officer and President);
•
an annual cash retainer of $20,000 for the Chair of the Audit Committee, $10,000 for the Chair of the Compensation Committee (increased to $15,000 effective for the 4th quarter of 2022), and $8,000 for the Chair of the Nominating and Corporate Governance Committee;
•
an annual cash retainer of $10,000 for each member of the Audit Committee, $5,000 for each member of the Compensation Committee (increased to $7,500 effective for the 4th quarter of 2022), and $4,000 for each member of the Nominating and Corporate Governance Committee; and
•
an annual equity award with an approximate value of $181,300 in the form of RSUs, which vest in full on the one-year anniversary of the applicable vesting commencement date, subject to the director’s continuous service with us through the applicable vesting date.

Director fees under the program are payable in arrears in four equal quarterly installments, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board. In 2022, all eligible directors elected to receive their annual cash retainers in the form of RSUs; accordingly, all 2022 compensation was paid in the form of RSU awards in lieu of cash.

* * * * *

Compensation Risk Assessment

Following our annual practice of reviewing and setting compensation for all employees, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Although we periodically review all compensation programs, the Compensation Committee focuses on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. The 2022 annual risk assessment review occurred at the November 2021 Compensation Committee meeting. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Brent Bellm, our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2022, the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $113,232. The annualized total compensation of our CEO for 2022 was $7,270,119. Based on this information, for 2022, the annual total compensation of our CEO was approximately 64 times the median of the annual total compensation of all of our employees (other than the CEO). We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The Company used our employee population data as of December 31, 2022 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,480 individuals. To identify the median employee from our employee population, we used target cash compensation, which was defined as annualized base salary/hourly wages plus any target bonuses or commissions. In identifying the median employee, we assumed standard working hours for hourly employees and converted all non-US employee compensation to USD using the currency exchange rate as of December 31, 2022.

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following table sets forth information regarding compensation for our Chief Executive Officer (referred to in this discussion as our principal executive officer (or “PEO”) and our NEOs other than our PEO (our “Non-PEO NEOs”) and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO1, 2, 3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1]($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Revenue ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	7,270,119	(7,575,979)	2,487,512	(1,565,981)	12.09	103.19	(140)	279
2021	7,387,604	(9,728,745)	2,739,562	(824,148)	48.94	160.67	(77)	220
2020	6,308,108	54,956,192	2,524,420	16,380,993	88.76	116.55	(38)	152

(1)
Brent Bellm was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Robert Alvarez	Robert Alvarez	Robert Alvarez
Russell Klein	Russell Klein	Russell Klein
	Brian Dhatt	Brian Dhatt
	Robert Kaloustian	Lisa Eggerton

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO or Non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable year, with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 based on the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s). For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the applicable fiscal year. Amounts in the Exclusion of Stock Awards and Option Awards column of the tables below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	7,270,119	(6,594,028)	(8,252,070)	(7,575,979)
2021	7,387,604	(6,325,604)	(10,790,245)	(9,728,745)
2020	6,308,108	(4,778,941)	53,427,025	54,956,192

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,487,512	(2,033,142)	(2,020,351)	(1,565,981)
2021	2,739,562	(2,178,360)	(1,385,350)	(824,148)
2020	2,524,420	(1,692,545)	15,549,118	16,380,993

The amounts in the Inclusion of Equity Values columns in the tables above are calculated as set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	2,866,854	(6,080,029)	(5,038,895)	(8,252,070)
2021	3,697,641	(12,578,033)	(1,909,853)	(10,790,245)
2020	19,765,898	26,263,469	7,397,658	53,427,025

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	883,940	(1,782,105)	(1,122,186)	(2,020,351)
2021	1,364,537	(2,398,282)	(351,605)	(1,385,350)
2020	7,000,433	6,175,613	2,373,072	15,549,118

(4)
Represents the cumulative total shareholder return (“Peer Group TSR”) of the NASDAQ Computer Index, which we also utilize in the stock performance graph required by Item 201(e)(ii) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes an initial fixed $100 investment for the period starting at the close of trading on August 5, 2020, the date of the Company’s first trading day, through the end of the listed year in the Company and in the NASDAQ Computer Index, respectively, assuming that all dividends (if any) were reinvested.

(5)
Revenue is a GAAP measure.

Narrative Disclosure to Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the three most recently completed fiscal years for the Company and the NASDAQ Computer Index. TSR values begin with and are indexed to close of trading on August 5, 2020, the date of the Company’s first trading day.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(8/5/2020 Indexed to $100)
Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
-10
-20
$180
$150
$120
$90
$60
$30
$0
Company TSR
NASDAQ Computer Index TSR
55.0
16.4
-9.7
-0.8
-7.6
-1.6
100.00
116.55
160.67
103.19
88.76
48.94
12.09
8/5/2020
2020
2021
2022
Fiscal Year
Average Non-PEO NEO Compensation Actually Paid
Brent Bellm Compensation Actually Paid
BigCommerce Holdings, Inc. TSR
NASDAQ Computer Index TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
60
50
40
30
20
10
0
-10
-20
0
(25)
(50)
(75)
(100)
(125)
(150)
(175)
(200)
(225)
55.0
16.4
(38)
-9.7
-0.8
(77)
-7.6
-1.6
(140)
2020
2021
2022
Fiscal Year
Brent Bellm Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
BigCommerce Holdings, Inc. Net Income

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our revenue during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Revenue
Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
-10
-20
Revenue ($ Millions)
300
250
200
150
100
50
0
55.0
16.4
152
-9.7
-0.8
220
-7.6
-1.6
279
2020
2021
2022
Fiscal Year
Brent Bellm Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Revenue ($ Millions)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked in order of importance.

●
Revenue;

●
Adjusted EBITDA margin; and

●
Annual revenue run-rate growth.

For additional details regarding our most important financial performance measures, please see the sections titled “2022 Compensation Highlights” and “Cash Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security holders (1)	13,711,994	9.33	8,100,745
Equity compensation plan not approved by security holders (2)	160,285	-	11,488
Totals	13,872,279	9.33	8,112,233

(1) Consists of the BigCommerce Holdings, Inc. Amended and Restated 2013 Stock Plan (the “2013 Plan”), the 2020 Plan, and the BigCommerce Holdings, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).

(2) Consists of the BigCommerce Holdings, Inc. 2021 Inducement Plan (the “2021 Inducement Plan”).

(3) Represents the number of underlying shares issuable under outstanding options and RSUs under the 2013 and 2020 Plans. There are 516,785 shares attributable to outstanding RSUs and 4,575,553 shares attributable to outstanding options under the 2013 Plan. There are 5,535,985 shares attributable to outstanding RSUs and 1,146,728 shares attributable to outstanding options under the 2020 Plan.

(4) Represents 160,285 shares attributable to outstanding RSUs under the 2021 Inducement Plan.

(5) Represents weighted average exercise price of options outstanding under the 2013 Plan and the 2020 Plan. RSUs do not have an exercise price and are not included in this calculation. The weighted average exercise price is also determined without considering outstanding rights under the ESPP.

(6) Represents the total number of shares available for future issuance under our equity compensation plans as of December 31, 2022, which is comprised of 6,163,802 shares under the 2020 Plan, 1,936,943 shares under the ESPP (of which zero were purchased for the offering period that included December 31, 2022), and 11,488 shares under the 2021 Inducement Plan. The number of shares available for issuance under our 2020 Plan increases on the first day of each calendar year of the Company beginning January 1, 2021 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2021 and ending on and including 2031, in an amount equal to the lesser of (i) 1% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. Although our ESPP includes an annual automatic increase of the number of shares available under the ESPP, since adoption of the plan in 2020, the Board has determined that no additional shares would be added to the share reserve under the ESPP.

Description of 2021 Inducement Award Plan

On July 23, 2021, the Company’s Board of Directors adopted the 2021 Inducement Plan. The 2021 Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4). The 2021 Inducement Plan was adopted in connection with the Company’s acquisition of Feedonomics, LLC (“FDX”) in July 2021, and has been used exclusively to issue RSU awards to certain individuals formerly employed by FDX as an inducement material to such individuals’ commencement of employment with the Company and its subsidiaries. The material terms of the 2021 Inducement Plan are described below.

Administration. The Compensation Committee administers the 2021 Inducement Plan, and has the discretion to interpret and make determinations regarding the Inducement Plan and any awards granted thereunder.

Share Reserve. An aggregate of 195,339 shares of the Company’s Common Stock were initially reserved for issuance under the 2021 Inducement Plan. Only shares of Common Stock that are actually issued pursuant to awards issued under the 2021 Inducement Plan will reduce the shares available for issuance thereunder. Shares used to satisfy any applicable withholding taxes with respect to an award will not again be available for issuance under the 2021 Inducement Plan.

Terms of Awards. The Company may only grant RSU awards under the 2021 Inducement Plan. Such RSU awards may be subject to vesting conditions based on the satisfaction of service requirements, conditions, restrictions or performance criteria, as determined by the Compensation Committee and set forth in an award agreement. Shares of Common Stock underlying the RSU awards will generally be issued immediately upon vesting of the RSU awards or on a future date that complies with Section 409A of the Code, as determined by the Compensation Committee and set forth in an award agreement. Except as provided in an award agreement, in the event of a participant’s termination of service for any reason, all outstanding RSU awards will be immediately forfeited.

A participant will not have voting rights with respect to the shares of Common Stock underlying an RSU award until the award vests and the underlying shares are issued to the participant. Generally, RSU awards granted under the 2021 Inducement Plan are not transferable except by will or the laws of descent and distribution.

The Company may grant tandem dividend equivalent rights on RSU awards, which entitle participants to payments equal to the cash dividends declared on the shares of Common Stock underlying the RSU awards during the period commencing on the grant date of the RSU award and ending on the date on which such RSU award is settled or forfeited. Such dividend equivalent rights will be paid in the form of cash or additional RSUs that are subject to the same terms and conditions as the RSU awards to which they correspond, as determined by the Compensation Committee.

Adjustments; Change in Control. In the event of certain changes in the Common Stock effected without the receipt of consideration by the Company, including through a merger, consolidation, reorganization, stock dividend or certain other changes in the Company’s capital structure, or the payment of a stock dividend or distribution (other than regular, periodic cash dividends) that has a material impact on the value of the Common Stock, proportionate adjustments will be made to the number and kind of shares reserved for issuance under the 2021 Inducement Plan and/or subject to outstanding RSU awards in order to prevent dilution or enlargement of participants’ rights under the 2021 Inducement Plan. In the event of a “change in control” of the Company (as defined in the 2021 Inducement Plan), the Compensation Committee may provide for the RSU awards to (i) accelerate in whole or in part, (ii) be assumed or continued by the acquirer or a parent thereof, or (iii) be canceled in exchange for payment of cash, stock, or other property with a fair market value equal to the consideration to be paid per share of Common Stock in the change in control transaction.

Amendment and Termination. The Board of Directors of the Company may amend or terminate the 2021 Inducement Plan at any time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 23, 2023 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 23, 2023 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 74,544,904 shares of Common Stock outstanding as of March 23, 2023. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class %
Brent Bellm (2)	3,056,470	4.10%
Lawrence Bohn(3)	1,258,675	1.69%
Donald E. Clarke(4)	165,564	*
Sally Gilligan	1,687	*
Satish Malhotra	1,544	*
Jeff Richards(5)	1,300,985	1.75%
Ellen F. Siminoff(6)	67,945	*
Robert Alvarez(7)	696,666	*
Russell Klein(8)	611,004	*
Brian Dhatt(9)	410,516	*
Lisa Eggerton(10)	117,851	*
All Executive Officers and Directors as a Group (15 persons)	8,067,919	10.82%
Five Percent Stockholders:
The Vanguard Group(11)	6,388,714	8.57%

Darsana Capital Partners LP
Darsana Capital Partners GP LLC
Darsana Master Fund LP
Darsana Capital GP LLC
Anand Desai(12)	6,000,000	8.05%

Wadih Machaalani(13)	4,959,675	6.65%

BlackRock, Inc.(14)	4,371,873	5.86%

* Means less than 1%.

(1) The addresses of all the officers and directors listed are in the care of BigCommerce Holdings, Inc., 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726.

(2) Includes 496,696 shares indirectly held through Wild Basin, Ltd., 100,389 shares indirectly held through Mt Eden. Ltd., 659,907 shares indirectly held through the Hilary Bellm 2021 Family Trust through its partnership interest in Elkmont Ltd., 659,907 shares indirectly held through the Brent Bellm Spousal Trust through its partnership interest in Elkmont Ltd., and with 989,909 shares subject options exercisable stock options within 60 days of the record date.

(3) Includes 1,200,000 shares indirectly held as managing director of General Catalyst Group V Supplemental, L.P. Beneficial ownership of the reported securities is disclaimed, except to the extent of his pecuniary interest in such securities. Includes 53,781 shares indirectly held in the 2021 Bohn GRAT.

(4) Includes 77,820 shares indirectly held by family trusts for the benefit of his immediate family members, 68,090 shares indirectly held by Donald E. Clarke Irrevocable Trust and 9,462 RSUs subject to vesting within 60 days of the record date.

(5) Includes 1,254,937 shares indirectly held as managing director of GGV Capital V L.L.C. which is the general partner of GGV Capital V L.P., and 46,048 shares indirectly held as managing director of GGV Capital V L.L.C. which is the general partner of GGV Capital V Entrepreneurs Fund L.P. Beneficial ownership of the reported securities is disclaimed, except to the extent of his pecuniary interest in such securities.

(6) Includes 53,333 shares indirectly held by The D & E Living Trust and 9,462 RSUs subject to vesting within 60 days of the record date.

(7) Includes 225,185 shares indirectly held in the Robert Alvarez Gifting Trust; 146,223 shares subject to options, which are all vested and exercisable and have been assigned to Robert Alvarez Gifting Trust; and 271,192 shares subject to options exercisable within 60 days of the record date.

(8) Includes 419,091 shares subject to options exercisable within 60 days of the record date.

(9) Includes 333,446 shares subject to options exercisable within 60 days of the record date.

(10) Includes 82,148 shares subject to options exercisable within 60 days of the record date.

(11) Pursuant to a Schedule 13G dated December 30, 2022, The Vanguard Group has sole dispositive power with respect to 6,219,592 shares of our common stock, shared dispositive power with respect to 169,122 shares of our common stock and shared voting power with respect to 108,897 shares of our common stock. These shares are deemed to be beneficially owned by The Vanguard Group whereby it acts as investment adviser to clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd V 26, Malvern, Pennsylvania 19355.

(12) Pursuant to a Schedule 13G dated December 31, 2022, each of Darsana Capital Partners LP, Darsana Capital Partners GP LLC, Darsana Master Fund LP, Darsana Capital GP LLC and Anand Desai has shared dispositive power with respect to 6,000,000 shares of our common stock and shared voting power with respect to 6,000,000 shares of our common stock. The principal business address for Darsana Capital Partners LP, Darsana Capital Partners GP LLC, Darsana Master Fund LP, Darsana Capital GP LLC and Anand Desai is 40 West 57th Street, 22nd Floor, New York, New York 10019.

(13) Pursuant to a Schedule 13G dated December 31, 2020, Wadih Machaalani has sole dispositive power with respect to 4,959,675 shares of our common stock and sole voting power with respect to 4,959,675 shares of our common stock. The principal business address for Mr. Machaalani is 50 Riverview Road, Earlwood NSW 2206, Australia.

(14) Pursuant to a Schedule 13G dated December 31, 2022, BlackRock, Inc. has sole dispositive power with respect to 4,371,873 shares of our common stock and sole voting power with respect to 4,275,430 shares of our common stock. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2022, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Compensation Discussion and Analysis” section and the transactions described below.

Indemnification agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Policies and procedures for related party transactions

We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or more of our outstanding common stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transactions in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

STOCKHOLDER PROPOSALS

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act and our Amended and Restated Bylaws (our “Bylaws”), stockholder proposals that are intended to be presented at our 2024 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 5, 2023, the date 120 calendar days before the first anniversary of the date of this Proxy Statement and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders. Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Our Bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals not intended for inclusion in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2024 annual meeting of stockholders is not later than the close of business on the 90th day (February 18, 2024), nor earlier than the 120th day (January 19, 2024) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the 2024 annual meeting of stockholders is advanced or delayed (other than as a result of adjournment) by more than 30 days from the first anniversary of this year’s annual meeting, nominations and proposals must be received no later than the later of the 90th day prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements set forth in our Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2024 annual meeting of stockholders. Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726.

Solicitation of Proxies for 2024 Annual Meeting of Stockholders

We intend to file a proxy statement and proxy card with the SEC in connection with our solicitation of proxies for our 2024 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Secretary, 11305 Four Points Drive, Building II, Suite 100, Austin, Texas 78726, or call our Investor Relations at 607-351-7812, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 1, 2023, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. JEFF MENGOLI, SECRETARY, BIGCOMMERCE HOLDINGS, INC., 11305 FOUR POINTS DRIVE, BUILDING II, SUITE 100, AUSTIN, TEXAS 78726. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000598655_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Donald E. Clarke 02) Ellen F. Siminoff BIGCOMMERCE HOLDINGS, INC. 11305 FOUR POINTS DRIVE BUILDING 2, SUITE 100 AUSTIN, TX 78726 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BIGC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. 3. Non-binding advisory vote to approve the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000598655_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com BIGCOMMERCE HOLDINGS, INC. Annual Meeting of Shareholders May 18, 2023 8:00 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Brent Bellm, Chief Executive Officer, and Jeff Mengoli, Chief Legal Officer and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGCOMMERCE HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM Central Time on May 18, 2023, virtually at www.virtualshareholdermeeting.com/BIGC2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side